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                                                        Exhibit 23.10

                                        Investment Banking

                                        Corporate and Institutional
                                        Client Group

                                        World Financial Center
                                        North Tower
                                        New York, New York 10281-1325
                                        212 449 1000

MERRILL LYNCH


        We hereby consent to the use of our opinion letter dated March 15, 1996 to the Board of Directors of National City Corporation included as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Integra Financial Corporation with and into National City Corporation and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                       MERRILL LYNCH, PIERCE, FENNER &
                              SMITH INCORPORATED


                                By /s/ Paul M. Wetzel
                                   --------------------------------


March 15, 1996